FOR IMMEDIATE RELEASE

Timberline Resources Announces Pricing of Public Offering of Common Stock

Coeur d’Alene, Idaho – September 4, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”), today announced the pricing of an underwritten public offering of 5,000,000 shares of common stock at a price to the public of $0.20 per share,. The gross proceeds from the offering are expected to be approximately $1,000,000, prior to deducting the underwriting discount and estimated offering expenses payable by Timberline. Timberline has granted the underwriter a 45-day option to purchase at the public offering price up to an aggregate of 750,000 additional shares of common stock to cover over-allotments, if any. The offering is expected to close on or about September 10, 2013, subject to customary closing conditions.

Timberline intends to use the net proceeds from the offering for exploration of our Lookout Mountain Project in Nevada, exploration and development of other existing or acquired mineral properties, working capital requirements, acquisitions, or for other general corporate purposes.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 that Timberline Resources Corporation has filed with the Securities and Exchange Commission ("SEC") and which is effective. A preliminary prospectus supplement containing important information relating to these securities has been filed with the SEC. The preliminary prospectus supplement is still subject to completion or amendment. A final prospectus supplement relating to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement and, when available, copies of the final prospectus supplement and the accompanying base prospectus relating to these securities may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email:prospectus@aegiscap.com. Electronic copies of the prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

Closing of the Offering will be subject to certain conditions, including receipt of all necessary regulatory approvals and the approval of the TSX Venture Exchange and the NYSE MKT.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the preliminary prospectus supplement, the accompanying base prospectus or the registration statement.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana where operating permits from the Montana Department of Environmental Quality are scheduled to be issued in 2013, with gold production targeted to commence shortly thereafter. Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to delays in closing, the receipt of regulatory approvals and changes in market conditions, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO
Phone: 208.664.4859

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